UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2023

M3-BRIGADE ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	MBAC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MBAC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MBAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 7, 2023, M3-Brigade Acquisition II Corp. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to approve the Extension Proposal to extend the date by which the Company has to consummate a business combination from March 8, 2023 to December 8, 2023, as more fully described in its definitive proxy statement filed with the Securities and Exchange Commission on February 22, 2023. As there were sufficient votes to approve the Extension Proposal, the Adjournment Proposal was not presented to stockholders.

Holders of 30,670,885 shares of common stock of the Company held of record as of February 21, 2023, the record date for the Special Meeting, were present in person or by proxy, representing approximately 61% of the voting power of the Company’s shares of common stock as of the record date for the Special Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Proposal was as follows:

Proposal No. 1: The Extension Proposal

To extend the date by which the Company has to consummate a business combination from March 8, 2023 to December 8, 2023.

For	Against	Abstain
26,690,389	3,980,496	0

Proposal No. 2: The Adjournment Proposal

The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Special Meeting to a later date or dates, if the Company determined that additional time was necessary to effectuate the Extension. As sufficient shares were voted in favor of the Extension Proposal, this proposal was not voted upon at the Extension Meeting.

In connection with the vote to approve the Extension Proposal, the holders of 35,463,019 shares of Class A common stock, par value $0.0001, of the Company (“Class A Common Stock”) properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.14 per share of Class A Common Stock, for an aggregate redemption amount of approximately $359.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: March 8, 2023	By:	/s/ Mohsin Y. Meghji
		Name:	Mohsin Y. Meghji
		Title:	Chairman and Chief Executive Officer

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